                         [RENAISSANCERE HOLDINGS LOGO]



    RENAISSANCERE REPORTS NET INCOME OF $1.59 PER COMMON SHARE FOR 2003 THIRD
        QUARTER COMPARED TO $1.26 PER COMMON SHARE FOR 2002 THIRD QUARTER

OPERATING EPS OF $1.57 PER COMMON SHARE FOR 2003 THIRD QUARTER COMPARED TO $1.11
                             FOR 2002 THIRD QUARTER

 CONTINUED GROWTH IN INDIVIDUAL RISK PREMIUMS - AHEAD OF PREVIOUS EXPECTATIONS

ACHIEVES ANNUALIZED OPERATING RETURN ON EQUITY OF 24% FOR THE THREE MONTHS ENDED
                               SEPTEMBER 30, 2003



PEMBROKE, BERMUDA, OCTOBER 21, 2003 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported $112.0 million in third quarter net operating income available to common shareholders, compared to $78.0 million in the third quarter of 2002. Operating income excludes realized investment gains of $1.2 million and $10.2 million in the third quarters of 2003 and 2002, respectively. Operating income per common share grew to $1.57 in the third quarter of 2003, from $1.11 per common share in the third quarter of the previous year. Net income available to common shareholders rose 28.3% to $113.2 million or $1.59 per common share in the quarter, from $88.2 million or $1.26 per common share for the same quarter of 2002.

James N. Stanard, Chairman and CEO, commented: "We again delivered outstanding financial results in the third quarter. Our Reinsurance segment performed in line with our expectations, and continued to deliver market leading returns on equity. Managed Cat premiums are roughly flat for the nine months, although quarterly premiums have fluctuated as large programs move in and out of our portfolio. Our Individual Risk segment generated premium growth of over 50% comparing the 2003 third quarter with the 2002 third quarter--excluding the benefit of $50 million of premium associated with the assumption of a portfolio of business in 2003. We continue to be very pleased with the strong performance of the Individual Risk segment, which includes primary insurance and quota share reinsurance."

For the nine months ended September 30, 2003, net operating income available to common shareholders was $372.8 million or $5.25 per common share, compared to $258.0 million or $3.68 per common share for the same period in 2002. Operating income excludes realized investment gains of $71.9 million and $13.7 million for the nine months ended September 30, 2003 and 2002, respectively, and, in 2002, the cumulative effect of a change in accounting principle of $9.2 million - goodwill. Net income available to common shareholders for the nine months ended September 30, 2003 was $444.7 million or $6.27 per common share, compared to $262.6 million or $3.75 per common share for the same period in 2002.

Gross premiums written for the third quarter of 2003 were $313.3 million, compared to $282.6 million for the same quarter of 2002. Net premiums written for the third quarter of 2003 were $236.6 million, versus $192.7 million for the same quarter of 2002. Net premiums earned for the third quarter of 2003 were $277.4 million, compared to $191.3 million for the same quarter of 2002. Those premiums include $25.1 million of gross written premiums, $29.5 million of net written premiums and $49.9 million of net premiums earned by the Company's consolidated joint venture, DaVinci Re during the third quarter of 2003, compared to $38.5 million of gross written premiums, $36.2 million of net written premiums and $42.3 million of net premiums earned by DaVinci Re during the third quarter of 2002.

Gross premiums written for the nine months ended September 30, 2003 were $1,211.0 million, compared to $1,013.7 million for the same period of 2002. Net premiums written for the nine months ended September 30, 2003 were $987.2 million, compared to $770.3 million for the same period of 2002. Net premiums earned for the first nine months of 2003 were $816.4 million, compared to $526.4 million for the same period of 2002. Those premiums include $168.7 million of gross written premiums, $175.0 million of net written premiums and $145.7 million of net premiums earned by DaVinci Re during the first nine months of 2003, compared to $168.6 million of gross written premiums, $166.3 million of net written premiums and $100.1 million of net premiums earned by DaVinci Re for the first nine months of 2002.

Total Managed Catastrophe Premiums Written, representing gross catastrophe premiums written by Renaissance Reinsurance and by related joint ventures, was $109.3 million for the third quarter, compared to $165.9 million for the same quarter of 2002. Total Managed Cat Premium for the nine months ended September 30, 2003 were $677.8 million, compared to $681.1 million for the same period in 2002. See the attached supplemental financial data for additional details regarding managed premiums.

Total Individual Risk premiums written during the quarter were $173.7 million, compared to $81.2 million for the same quarter of 2002. Individual Risk premiums for the quarter include $50 million of premium from the assumption of an in-force book of business. Excluding the assumption of this portfolio of business, Individual Risk premiums increased by $42.5 million or greater than 50% as compared with the same quarter for 2002. Total Individual Risk premiums written for the nine months ended September 30, 2003 were $335.2 million, an 81% increase from the $185.0 million reported for the comparable period of 2002.

Net investment income, excluding realized and unrealized gains and losses on available for sale securities, for the third quarter of 2003 increased to $28.3 million, compared to $23.7 million for the same period in 2002. Net investment income, excluding realized and unrealized gains and losses on available for sale securities, for the nine months ended September 30, 2003 was $93.8 million, compared to $73.0 million for the same period in 2002. Net investment income for the third quarter of 2003 includes appreciation of $3.5 million related to investments in hedge funds and private equity funds, compared with a loss of $2.3 million for the same quarter in 2002. For the first nine months of 2003, income from these investments totaled $12.9 million as compared to a loss of $2.2 million for the same nine month period in 2002.

Claims and claim expenses incurred for the quarter ended September 30, 2003 were $96.9 million, or 34.9% of net premiums earned. In comparison, claims and claim expenses incurred for the quarter ended September 30, 2002 were $82.9 million, or 43.3% of net premiums earned. Claims and claim expenses incurred for the nine months ended September 30, 2003 were $279.7 million or 34.3% of net premiums earned, compared to $199.2 million or 37.8% of net premiums earned for the same period in 2002. During the quarter, the Company recorded favorable development on prior period reserves of $25.5 million or a benefit of 9.2 points to the Company's quarterly loss ratio. For the nine month period ended September 30, 2003, the Company has recorded favorable reserve development on prior period reserves of $50.0 million, or a benefit of 6.1 points to the Company's year to date loss ratio.

During the quarter the Company's expense ratio increased to 26.8% compared to 17.5% for the third quarter of 2002. The increase in the expense ratio primarily relates to the Company's increase in premiums related to the Individual Risk segment, which typically generates higher expense ratios as compared with the Company's reinsurance operations.

During the quarter, income from the DaVinci joint venture and other fee income on managed cat business was $32.6 million, compared to $29.8 million during the third quarter of 2002. Of this, $19.3 million was generated from fees and profit commissions, compared to $14.1 million in the third quarter of 2002, and $14.1 million was generated from the Company's equity pick up from joint ventures, versus $13.6 million in the comparable quarter of 2002. A summary of income from joint venture relationships, which includes aggregate earnings from joint venture activities, fees related to catastrophe business, and miscellaneous other items, is presented in the supplemental disclosures. The principal differences between other income as reported and the summary of income in the supplemental disclosure are that the results of DaVinci Re are reflected as if it were reported under the equity accounting method, and the summary presentation also includes fees earned on certain quota share cessions of catastrophe business by the Company which are reflected on the income statement as a reduction of acquisition and operational expenses.

Shareholders' equity attributable to common shareholders was $1.93 billion at September 30, 2003, compared to $1.49 billion at December 31, 2002. Book value per common share at September 30, 2003 was $27.41, compared to $21.39 per common share at December 31, 2002.

Effective in the third quarter, the Company adopted Statement of Financial Accounting Standard No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equities". As a result, the Company's obligated, mandatorily redeemable capital securities of a subsidiary trust, previously classified as minority interest, have been reclassified to liabilities on the balance sheet and the related dividends have been reclassified to interest expense in the income statement, respectively, for all periods presented.

As previously announced, RenaissanceRe is in the process of negotiating a long-term strategic investment, along with three highly experienced partners, MBIA, Partner Re and Koch Financial, to form a new financial guaranty reinsurer, Channel Re. RenaissanceRe anticipates that Channel Re will be a stable, long-term financial guaranty reinsurer, and will benefit from a strong alignment of interests with MBIA. Channel Re is expected to have a senior management team comprised of seasoned industry professionals. Upon inception, Channel Re would assume a portfolio of in-force business from MBIA, participate in MBIA's reinsurance treaty and provide facultative reinsurance support to MBIA. RenaissanceRe's total financial commitment is expected to be in the range of $115 - $125 million, and Channel Re is expected to produce attractive financial returns for its shareholders. The consummation of the transaction remains subject to final documentation, numerous closing conditions, regulatory approval and the completion of the process to obtain appropriate financial strength ratings.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, October 22, 2003 at 10:00 a.m. (EST) to discuss this release. Live broadcast of the conference call will be available through the Investor Section of RenaissanceRe's website at www.renre.com.

RenaissanceRe Holdings Ltd. (NYSE: RNR), is a global provider of reinsurance and insurance. The Company's business primarily consists of four components: (1) catastrophe reinsurance; (2) catastrophe reinsurance written for the account of joint ventures Top Layer Reinsurance Ltd. and DaVinci Reinsurance Ltd; (3) specialty reinsurance; and (4) individual risk business which includes primary insurance and quota share reinsurance.

Cautionary Statement under "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future operations results, please refer to RenaissanceRe Holdings Ltd's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, and Form 10-Q for the quarters ended March 31 and June 30, 2003.

INVESTOR CONTACT:                               MEDIA CONTACT:
Martin J. Merritt                               David Lilly or Dawn Dover
Senior Vice President - Finance                 Kekst and Company
RenaissanceRe Holdings Ltd.                     (212) 521-4800
(441) 299-7230

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                    SUMMARY CONSOLIDATED STATEMENTS OF INCOME
         For the three and nine months ended September 30, 2003 and 2002
(in thousands of United States Dollars, except per share amounts) (Unaudited)


                                                                       QUARTERS ENDED                    NINE MONTHS ENDED
                                                           --------------------------------     ---------------------------------
                                                           SEPT. 30, 2003    SEPT. 30, 2002     SEPT. 30, 2003     SEPT. 30, 2002
                                                           --------------    --------------     --------------     --------------
REVENUES

  Gross premiums written                                       $313,317         $282,597           $1,211,044        $1,013,725
                                                               ========         ========           ==========        ==========

  Net premiums written                                         $236,570         $192,687             $987,163          $770,300
  Decrease (increase) in unearned premiums                       40,794           (1,377)            (170,790)         (243,940)
                                                               --------         --------           ----------        ----------
  Net premiums earned                                           277,364          191,310              816,373           526,360
  Net investment income                                          28,280           23,737               93,823            73,021
  Net foreign exchange gains                                        252              888               11,843             2,588
  Other income                                                    7,979            7,951               20,722            24,227
  Net realized gains on investments                               1,172           10,219               71,944            13,736
                                                               --------         --------           ----------        ----------
  TOTAL REVENUES                                                315,047          234,105            1,014,705           639,932
                                                               --------         --------           ----------        ----------

EXPENSES
  Claims and claim expenses incurred                             96,856           82,931              279,712           199,198
  Acquisition expenses                                           56,317           23,802              139,154            62,719
  Operational expenses                                           17,882            9,616               49,121            30,241
  Corporate expenses                                              4,456            3,466               12,601            10,844
  Interest expense                                                6,145            5,258               19,261            15,069
                                                               --------         --------           ----------        ----------
  TOTAL EXPENSES                                                181,656          125,073              499,849           318,071
                                                               --------         --------           ----------        ----------
Income before minority interest and taxes and change
  in accounting principle                                       133,391          109,032              514,856           321,861
Minority interest - DaVinci                                      15,211           17,689               56,246            40,636
                                                               --------         --------           ----------        ----------
Income before taxes and change in accounting principle          118,180           91,343              458,610           281,225
Income tax benefit (expense)                                        (37)             (59)                  18              (382)
Cumulative effect of a change in accounting
  principle - SFAS 142 - Goodwill                                    --               --                   --            (9,187)
                                                               --------         --------           ----------        ----------
  NET INCOME                                                    118,143           91,284              458,628           271,656
Dividends on Preference Shares                                    4,903            3,038               13,939             9,079
                                                               --------         --------           ----------        ----------
  NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                  $113,240         $ 88,246             $444,689          $262,577
                                                               ========         ========           ==========        ==========

Operating Earnings per Common Share - diluted *                $   1.57         $   1.11             $   5.25          $   3.68

Earnings per Common Share - basic                              $   1.63         $   1.30             $   6.45          $   3.90
Earnings per Common Share - diluted                            $   1.59         $   1.26             $   6.27          $   3.75

Average shares outstanding - basic                               69,307           67,865               68,938            67,326
Average shares outstanding - diluted                             71,187           70,272               70,936            70,090

Claims and claim expense ratio                                     34.9%            43.3%                34.3%             37.8%
Expense ratio                                                      26.8%            17.5%                23.0%             17.7%
                                                               --------         --------           ----------        ----------
Combined ratio                                                     61.7%            60.8%                57.3%             55.5%
                                                               ========         ========           ==========        ==========
Operating return on average equity (annualized) *                  23.9%            24.2%                28.9%             28.7%
                                                               ========         ========           ==========        ==========

* Excludes realized gains on investments and, in 2002, the cumulative effect of a change in accounting principle - SFAS 142 - Goodwill.

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                       SUMMARY CONSOLIDATED BALANCE SHEETS
       (in thousands of United States Dollars, except per share amounts)


                                                                                                  AS AT
                                                                               -------------------------------------------
                                                                               SEPTEMBER 30, 2003        DECEMBER 31, 2002
                                                                               ------------------        -----------------
                                                                                   (Unaudited)              (Audited)
ASSETS
Fixed maturity investments available for sale, at fair value
  (Amortized cost $2,640,852 and $2,153,715 at September 30, 2003 and
  December 31, 2002, respectively)                                                 $2,698,720               $2,221,109
Short term investments                                                                964,309                  570,497
Other investments                                                                     224,699                  129,918
Equity investment in reinsurance company at fair value
  (Cost $84,199 at September 30, 2003 and December 31, 2002)                          136,432                  120,288
Cash and cash equivalents                                                              84,029                   87,067
                                                                                   ----------               ----------
    Total investments and cash                                                      4,108,189                3,128,879
Premiums receivable                                                                   312,199                  199,449
Ceded reinsurance balances                                                            108,694                   73,360
Losses recoverable                                                                    157,059                  199,533
Accrued investment income                                                              29,605                   25,833
Deferred acquisition costs                                                             95,376                   55,853
Other assets                                                                           58,070                   62,829
                                                                                   ----------               ----------
    TOTAL ASSETS                                                                   $4,869,192               $3,745,736
                                                                                   ==========               ==========
LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY

LIABILITIES
Reserve for claims and claim expenses                                              $  981,687               $  804,795
Reserve for unearned premiums                                                         538,262                  331,985
Debt                                                                                  434,630                  359,630
Reinsurance balances payable                                                          198,413                  146,732
Other                                                                                 121,613                   97,013
                                                                                   ----------               ----------
    TOTAL LIABILITIES                                                               2,274,605                1,740,155
                                                                                   ----------               ----------

Minority Interest - DaVinci                                                           416,942                  363,546

SHAREHOLDERS' EQUITY

Preference Shares                                                                     250,000                  150,000
Common shares and additional paid-in capital                                          310,094                  320,936
Unearned stock grant compensation                                                          --                  (18,468)
Accumulated other comprehensive income                                                110,101                   95,234
Retained earnings                                                                   1,507,450                1,094,333
                                                                                   ----------               ----------
    TOTAL SHAREHOLDERS' EQUITY                                                      2,177,645                1,642,035
                                                                                   ----------               ----------
    TOTAL LIABILITIES, MINORITY INTEREST, AND
    SHAREHOLDERS' EQUITY                                                           $4,869,192               $3,745,736
                                                                                   ==========               ==========
BOOK VALUE PER COMMON SHARE                                                        $    27.41               $    21.39
                                                                                   ==========               ==========
COMMON SHARES OUTSTANDING                                                              70,324                   69,750
                                                                                   ==========               ==========

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                          SUPPLEMENTAL FINANCIAL DATA
                    (in thousands of United States Dollars)
                                  (Unaudited)


GROSS WRITTEN PREMIUMS                                         QUARTERS ENDED                 NINE MONTHS ENDED
                                                      -------------------------------   -------------------------------
                                                      SEPT. 30, 2003   SEPT. 30, 2002   SEPT. 30, 2003   SEPT. 30, 2002
                                                      --------------   --------------   --------------   --------------
Renaissance Cat Premium                                  $ 84,780         $114,756         $457,710           $439,403
Renaissance Specialty Premium                              29,806           48,104          249,445            220,759
                                                         --------         --------       ----------         ----------
  Total Renaissance Reinsurance Premium                   114,586          162,860          707,155            660,162
                                                         --------         --------       ----------         ----------
DaVinci Cat Premium                                        22,735           38,491          145,953            168,554
DaVinci Specialty Premium                                   2,324               --           22,733                 --
                                                         --------         --------       ----------         ----------
  Total DaVinci Reinsurance Premium                        25,059           38,491          168,686            168,554
                                                         --------         --------       ----------         ----------
    Total Reinsurance Premium                             139,645          201,351          875,841            828,716
Individual Risk Premium (1)                               173,672           81,246          335,203            185,009
                                                         --------         --------       ----------         ----------
    Total Premiums                                       $313,317         $282,597       $1,211,044         $1,013,725
                                                         ========         ========       ==========         ==========
Total Managed Cat Premiums (2)                           $109,285         $165,906         $677,794           $681,056
                                                         ========         ========       ==========         ==========


(1) Includes combined premium ceded to Renaissance and DaVinci of $18.5 million and $nil for the quarters ended September 30, 2003 and 2002 respectively, and $24.2 million and $1.0 million for the nine months ended September 30, 2003 and 2002, respectively. Such amounts of premium are excluded from the Renaissance and DaVinci premiums shown above.

(2) Total Managed Cat Premiums include Renaissance and DaVinci Cat Premium, as above, and Cat Premium of $1.8 million and $12.7 million for the quarters ended September 30, 2003 and 2002, respectively, and $74.1 million and $73.1 million for the nine months ended September 30, 2003 and 2002, respectively, written on behalf of our joint venture, Top Layer Re.


OTHER INCOME                                                    QUARTERS ENDED                 NINE MONTHS ENDED
                                                      -------------------------------   -------------------------------
                                                      SEPT. 30, 2003   SEPT. 30, 2002   SEPT. 30, 2003   SEPT. 30, 2002
                                                      --------------   --------------   --------------   --------------
As Reported
-----------
Fee income                                                $ 3,530          $   941          $ 6,008            $ 2,941
Equity pick up                                              5,272            4,923           17,833             16,059
Other items                                                  (823)           2,087           (3,119)             5,227
                                                          -------          -------         --------            -------
Total other income - as reported                          $ 7,979          $ 7,951          $20,722            $24,227
                                                          =======          =======          =======            =======

Summary of all income from joint venture
----------------------------------------
relationships (3)
-----------------
Fee income (4)                                            $19,312          $14,106          $55,132            $38,295
Equity pick up                                             14,112           13,622           48,336             37,478
Other items                                                  (823)           2,087           (3,119)             5,227
                                                          -------          -------         --------            -------
Total                                                     $32,601          $29,815         $100,349            $81,000
                                                          =======          =======         ========            =======


(3) Reported GAAP presentation adjusted to reflect:
    - fee income and the Company's interest in DaVinci as if DaVinci were accounted for under the equity method
    - other fee income on managed cat business which is reflected on the income statement as a reduction of acquisition and operational expenses

(4) Excludes fee income received on capital invested by RenaissanceRe Holdings.